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                                                                  Exhibit 14(d)

                           BNY HAMILTON FUNDS, INC.

       Amended and Restated Plan of Distribution Pursuant to Rule 12b-1
                   Under the Investment Company Act of 1940

                                 Introduction

   The Amended and Restated Plan of Distribution (the "Plan") set forth below, which is designed to conform to the requirements of Rule 12b-l under the Investment Company Act of 1940 (the "1940 Act"), has been adopted by BNY Hamilton Funds, Inc. (the "Corporation"), in respect of those classes of those series of the Corporation listed on Schedule A, as such Schedule may be amended from time to time. As used herein, a "Class" is a class of a series of the Corporation listed on Schedule A and subject to the Plan.

   The Plan replaces those separate plans of distribution heretofore adopted by the Corporation pursuant to Rule 12b-1 under the 1940 Act in respect of Classes heretofore established.

   The Corporation has entered into a distribution agreement (the "Distribution Agreement") with BNY Hamilton Distributors, Inc., the Corporation's distributor (the "Distributor"), pursuant to which the Corporation employs the Distributor to distribute shares ("Shares") issued by each series and each class of the Corporation. Under the Plan, the Corporation intends to reimburse the Distributor for costs incurred by the Distributor in distributing Shares of each Class.

   A majority of the Board of Directors of the Corporation, including a majority of those Directors who are not "interested persons" of the Corporation (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), have determined by votes cast in person at a meeting called for the purpose of voting on this Plan that there is a reasonable likelihood that adoption of this Plan will benefit each Class and its shareholders. Expenditures under this Plan are primarily intended to result in the sale of Shares of Classes subject to the Plan within the meaning of paragraph (a)(2) of Rule 12b-1.

   The purpose of the Plan is to create incentives for the Distributor and other qualified broker-dealers to provide distribution assistance to their customers who are or may become investors in a Class, and to defray the costs and expenses associated with the preparation, printing and distribution of prospectuses and sales literature, advertising, marketing and other promotional and distribution activities.

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                                   THE PLAN

1. Distribution Activities.

   The Corporation shall engage the Distributor to distribute Shares and to service shareholder accounts using the facilities of the distribution networks of such qualified broker-dealers and financial institutions as the Distributor may select. Services provided and activities undertaken hereunder, under the Distribution Agreement or under any "related agreement" between the Distributor and any such qualified broker-dealer to distribute Shares are referred to herein as Distribution Activities.

2. Reimbursement for Distribution Activities.

Each Class shall reimburse the Distributor for costs incurred by it in performing Distribution Activities in respect of such Class at a rate which shall not exceed the rate listed on Schedule A of the average daily net assets of such Class. In addition, Class C Shares of each applicable series of the Corporation (as indicated on Schedule A) may reimburse the Distributor for costs incurred in performing certain shareholder services at a rate which shall not exceed 0.25% on an annual basis of the average daily net assets of such Class. Each Class shall calculate and accrue daily amounts reimbursable hereunder and shall pay such amounts monthly or at such other intervals as the Board of Directors and the Distributor may agree.

   Costs of the Distributor subject to reimbursement hereunder are costs of performing Distribution Activities and may include, among others:

   (a) amounts paid to qualified broker-dealers and financial institutions selected by the Distributor in reimbursement of costs incurred by such broker-dealers in performing services under a selected dealer agreement between those broker-dealers and the Distributor for sales of Shares of a Class, including account servicing fees (trailer commissions) paid to, or on account of, account executives and indirect and overhead costs associated with performance of distribution activities including central office and branch expenses;

   (b) expenses related to telemarketing operations established for a Class;

   (c) costs and expenses of preparing, printing and distributing any materials not prepared by the Corporation and other materials used by the Distributor in connection with its offering of Shares of a Class for sale to the public, including the additional cost of printing copies, at printer's over-run cost, of Prospectuses and annual and interim reports to shareholders of a Class other than copies thereof required for distribution to shareholders or for filing with any federal and state securities authorities; and

   (d) any expenses of advertising incurred by the Distributor in connection with its offering of Shares of a Class for sale to the public.

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   If, in any month, the Distributor incurs costs subject to reimbursement that exceed the amount accrued in respect of such month at the rate listed on Schedule A of the average daily net assets, the Class will carry forward the unpaid amount from month to month while the Plan is in effect, until such time as it may be paid; provided, however, that no amount shall be carried forward beyond the fiscal year during which it is accrued and such Class shall have no obligation to the Distributor or any other person in respect thereof. The Corporation (in respect of a Class) shall not pay the Distributor any carrying or other finance charge with respect to amounts that are accrued but unpaid under the Plan.

3. Quarterly Reports; Additional Information.

   An appropriate officer of the Corporation will provide to the Board of Directors of the Corporation for review, at least quarterly, a written report specifying in reasonable detail the amounts expended for Distribution Activities and the purposes for which such expenditures were made in compliance with the requirements of Rule 12b-l. The Distributor will provide to the Board of Directors of the Corporation such additional information as the Board shall from time to time reasonably request, including information about Distribution Activities undertaken or to be undertaken by the Distributor.

   The Distributor will inform the Board of Directors of the Corporation of the account servicing fees to be paid by the Distributor to broker-dealers and financial institutions that have selected dealer agreements with the Distributor.

4. Effectiveness; Continuation.

   The Plan shall take effect upon the approval of the Board of Directors of the Corporation in accordance with Rule 12b-1 under the 1940 Act. If so approved, the Plan shall, unless earlier terminated in accordance with its terms, continue in full force and effect from year to year for so long as such continuance is specifically approved at least annually by a majority of the Board of Directors of the Corporation and a majority of the Rule 12b-1 Directors by votes cast in person at a meeting called for the purpose of voting on the continuation of the Plan.

5. Termination.

   This Plan may be terminated at any time by vote of a majority of the Rule 12b-l Directors, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Class. This Plan will continue in effect in respect of a Class notwithstanding the fact that it has been terminated in respect of another Class.

6. Amendments.

   The Plan may not be amended to change the distribution expenses to be paid as provided for in Section 2 hereof so as to increase materially the amounts payable under this Plan unless such amendment shall be approved by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Class to which the amendment would apply. All material

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amendments of the Plan, including the addition or deletion of categories of expenditures that are reimbursable hereunder, shall be approved by a majority of the Board of Directors of the Corporation and a majority of the Rule 12b-l Directors by votes cast in person at a meeting called for the purpose of voting on the Plan.

7. Non-interested Directors.

   While the Plan is in effect, the selection and nomination of the Directors who are not "interested persons" of the Corporation (non-interested Directors) shall be committed to the discretion of the non-interested Directors.

8. Records.

   The Corporation shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 3 hereof, for a period of not less than six years from the date of effectiveness of the Plan, such agreements or reports, and for at least the first two years in an easily accessible place.

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                                  SCHEDULE A
                        TO THE BNY HAMILTON FUNDS, INC.
                   AMENDED AND RESTATED PLAN OF DISTRIBUTION
            PURSUANT TO RULE 12B-1 UNDER THE INVESTMENT COMPANY ACT

 Series and Class                                                Rate per Annum
 ----------------                -                               --------------
 BNY Hamilton Large Cap Equity   - Class A Shares
   Fund                                                               0.25%
 BNY Hamilton Large Cap Equity   - Class C Shares -
   Fund                            Distribution Fee                   0.75%
                                 - Class C Shares - Shareholder
                                   Services Fee                       0.25%
 BNY Hamilton Large Cap Growth   - Class A Shares
   Fund                                                               0.25%
 BNY Hamilton Large Cap Growth   - Class C Shares -
   Fund                            Distribution Fee                   0.75%
                                 - Class C Shares - Shareholder
                                   Services Fee                       0.25%
 BNY Hamilton Small Cap Growth   - Class A Shares
   Fund                                                               0.25%
 BNY Hamilton Small Cap Growth   - Class C Shares -
   Fund                            Distribution Fee                   0.75%
                                 - Class C Shares - Shareholder
                                   Services Fee                       0.25%
 BNY Hamilton International      - Class A Shares
   Equity Fund                                                        0.25%
 BNY Hamilton International      - Class C Shares -
   Equity Fund                     Distribution Fee                   0.75%
                                 - Class C Shares - Shareholder
                                   Services Fee                       0.25%
 BNY Hamilton Intermediate       - Class A Shares
   Government Fund                                                    0.25%
 BNY Hamilton Intermediate       - Class C Shares -
   Government Fund                 Distribution Fee                   0.75%
                                 - Class C Shares - Shareholder
                                   Services Fee                       0.25%
 BNY Hamilton Core Bond Fund     - Class A Shares                     0.25%
 BNY Hamilton Core Bond Fund     - Class C Shares -
                                   Distribution Fee                   0.75%
                                 - Class C Shares - Shareholder
                                   Services Fee                       0.25%
 BNY Hamilton Intermediate       - Class A Shares
   Tax-Exempt Fund                                                    0.25%
 BNY Hamilton Intermediate       - Class C Shares -
   Tax-Exempt Fund                 Distribution Fee                   0.75%
                                 - Class C Shares - Shareholder
                                   Services Fee                       0.25%
 BNY Hamilton Intermediate New   - Class A Shares
   York Tax-Exempt Fund                                               0.25%
 BNY Hamilton Intermediate New   - Class C Shares -
   York Tax-Exempt Fund            Distribution Fee                   0.75%
                                 - Class C Shares - Shareholder
                                   Services Fee                       0.25%
 BNY Hamilton Money Fund         - Classic Class                      0.25%
                                 - Retail Class                       0.50%

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BNY Hamilton Treasury Money Fund     - Classic Class                      0.25%
                                     - Retail Class                       0.50%
BNY Hamilton New York Tax-Exempt     - Classic Class
  Money Fund                                                              0.25%
BNY Hamilton 100% US Treasury        - Classic Class
  Securities Money Fund                                                   0.25%
BNY Hamilton US Government Money     - Classic Class
  Fund                                                                    0.25%
BNY Hamilton S & P 500 Index Fund    - Investor Class                     0.25%
BNY Hamilton Large Cap Value Fund    - Class A Shares                     0.25%
BNY Hamilton Large Cap Value Fund    - Class C Shares - Distribution Fee  0.75%
                                     - Class C Shares - Shareholder
                                       Services Fee                       0.25%
BNY Hamilton U.S. Bond Market Index  - Investor Class
  Fund                                                                    0.25%
BNY Hamilton Enhanced Income Fund    - Class A Shares                     0.25%
BNY Hamilton Enhanced Income Fund    - Class C Shares - Distribution Fee  0.75%
                                     - Class C Shares - Shareholder
                                       Services Fee                       0.25%
BNY Hamilton Multi-Cap Equity Fund   - Class A Shares                     0.25%
BNY Hamilton Multi-Cap Equity Fund   - Class C Shares - Distribution Fee  0.75%
                                     - Class C Shares - Shareholder
                                       Services Fee                       0.25%
BNY Hamilton High Yield Fund         - Class A Shares                     0.25%
BNY Hamilton High Yield Fund         - Class C Shares - Distribution Fee  0.75%
                                     - Class C Shares - Shareholder
                                       Services Fee                       0.25%
BNY Hamilton Small Cap Core Equity   - Class A Shares
  Fund                                                                    0.25%
BNY Hamilton Small Cap Core Equity   - Class C Shares - Distribution Fee
  Fund                                                                    0.75%
                                     - Class C Shares - Shareholder
                                       Services Fee                       0.25%

Dated: As of September 30, 2006